Registration No. 333-13147


                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                    POST-EFFECTIVE AMENDMENT NO. 1
                                  to
                               FORM S-8

                        REGISTRATION STATEMENT
                                Under

                      THE SECURITIES ACT OF 1933


                      MILLENNIUM CHEMICALS INC.
          (Exact name of issuer as specified in its charter)



          Delaware                           22-3436215
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)            Identification No.)


P.O. Box 26 Grimsby, N.E. Lincolnshire       DN41 8DP
(Address of Principal Executive Offices)     (Zip Code)

         MILLENNIUM PETROCHEMICALS SAVINGS & INVESTMENT PLAN
           FOR HOURLY REPRESENTED EMPLOYEES (formerly the
           QUANTUM CHEMICAL RETIREMENT SAVINGS & INVESTMENT
                  FOR HOURLY REPRESENTED EMPLOYEES)
                       (Full title of the plan)


                       GEORGE H. HEMPSTEAD, III
             Senior Vice President-Law and Administration
                      Millennium Chemicals Inc.
                          230 Half Mile Road
                    Red Bank, New Jersey 07701
               (Name and address of agent for service)


                            (732) 933-5000
(Telephone number, including area code, of agent for service)








                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


Report of Termination of Offering


     The public offering of Securities registered pursuant to this Registration Statement has been terminated.

     Securities registered pursuant to this Registration Statement which remain unsold are hereby removed from registration.


                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the Agent for Service of Process in the exercise of powers deemed to be conferred upon him under Rule 478 by all persons signing the Registration Statement.


Date: June 18, 1999



                             By: /s/ George H. Hempstead, III
                                  George H. Hempstead, III
                                  Agent for Service of Process